                                                                     EXHIBIT 1.2


                            SUBSCRIPTION AGREEMENT



MGI Pharma, Inc.
Suite 300 E, Opus Center
9900 Bren Road East
Minnetonka, Minnesota 55343-9667
Facsimile Number (612) 935-0468


Attn:  James V. Adam, CFO


Gentlemen:

     The undersigned (the "Subscriber") hereby subscribes for and agrees to purchase shares (the "Shares") of Common Stock, $.01 par value ("Common Stock"), of MGI Pharma, Inc., a Minnesota corporation (the "Company"), at a per share price of $ ________ in the amount set forth on the Signature Page to this Subscription Agreement (the "Signature Page") and on the terms set forth in the Prospectus dated ____________, 1996 (the "Prospectus"), which is part of Securities and Exchange Commission Registration Statement No. 333-09681 (the "Registration Statement"), and in this Subscription Agreement.

     The Subscriber represents and warrants to the Company and covenants and agrees with it as follows:

     1. Payment Escrow. (a) The Company and T. R. Winston Capital, Inc. (the "Placement Agent") have entered into an Escrow Agreement (the "Escrow Agreement") with First Trust National Association (the "Escrow Agent"), and the Escrow Agent has established an escrow account (the "Escrow Account"). The Subscriber shall forthwith cause the full amount of the subscription price to be wire transferred to the Escrow Account as follows:

                   ABA# 091000022
                   FIRST BANK NA/CTR BBK =
                   FIRST TRUST COMPANY
                   AC 180121167365
                   BNF = CORPORATE TRUST
                   AC 47300017 / OBI = 33-351240


                   Subscriber Name:
                                   ------------------------------
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The Subscriber shall (i) include the Subscriber's name in the wire transfer instructions; and (ii) request from the bank or other financial institution that is originating the transfer, the federal wire number with respect to the subscription and retain that number for future reference. The Subscriber shall cause this Agreement, appropriately executed and completed, to be mailed or otherwise delivered to T. R. Winston Capital, Inc., 376 Main Street, Bedminster, New Jersey 07921, Attention: Mr. Joseph P. von Meister. Upon payment of the subscription price, the Subscriber shall also send a copy of the completed signature page of this Agreement via facsimile to the Company, Attn: James V. Adam, at the facsimile number set forth above. The subscription price may not be paid by check.

     (b) If the Company has received notice from the Escrow Agent that, on or before September 10, 1996, the proceeds of the sale of at least 800,000 shares of Common Stock (the "Minimum Shares") have been deposited in the Escrow Account and the Escrow Agent has been notified by the Company and the Placement Agent that the Company has accepted subscription agreements for the Minimum Shares and that the other conditions for a closing of all the shares subject to the Offering have been met, the Escrow Agent will release the subscription price of the Shares to the Company. Thereupon, the Company will deposit with the Depository Trust Company the Shares to be credited to the account of the Subscriber. If the subscription price of the Shares is not released to the Company, the Escrow Agent will return such funds (including interest thereon) to the Subscriber, by wire transfer.

     2. Irrevocability; Rejection or Acceptance of the Subscription by the Company. This Subscription Agreement is irrevocable by the Subscriber. The Company and the Placement Agent may accept or reject this Subscription Agreement in whole or in part at any time. If the Subscription Agreement is rejected in whole, the Company will promptly cause the Escrow Agent to return the entire amount paid by the Subscriber in connection with this Subscription Agreement, including interest thereon, by wire transfer. If the Subscription Agreement is rejected in part, the Company will promptly cause the Escrow Agent to return the amount paid by the Subscriber in connection with the portion of this Subscription Agreement that is rejected, including interest thereon, by wire transfer. Unless and until the Company accepts this Subscription Agreement and the Company receives payment in full for the Shares upon release of the funds therefor from the Escrow Agent, the Subscriber will not become a holder of the Shares subscribed for hereunder and such Shares will not be considered issued to the Subscriber.

     3.   Prospectus.  The Subscriber has received and reviewed the Prospectus.

     4. Subscriber's Representations. The Subscriber (and with respect to clause (a) below, each signatory executing this Subscription Agreement in a representative or fiduciary capacity on behalf of any Subscriber) represents and warrants that: (a) if such signatory is executing this Subscription Agreement in a representative or fiduciary capacity, such signatory has full power and authority to execute and deliver this Subscription Agreement in such capacity and on behalf of his, her or its principal; and (b) this Subscription Agreement constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms.

     5. Miscellaneous. This Subscription Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and it supersedes and discharges all prior agreements (written and oral) and negotiations and all contemporaneous oral agreements concerning such subject matter. This Subscription Agreement may not be amended or terminated

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except by a writing signed by the party against whom any such amendment or termination is sought. If the Subscriber is more than one person, the obligation of the Subscriber shall be joint and several. This Subscription Agreement is governed by the laws of the state of Minnesota.


FOR FLORIDA RESIDENTS
- ---------------------

THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE SUBSCRIBER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES AND INVESTOR PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL SUBSCRIBERS WHO ARE FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE COMPANY, AN AGENT OF THE COMPANY, OR THE ESCROW AGENT.

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Upon payment of the subscription price by wire transfer, please do the following:
1. This page should be sent via facsimile to the Company, Attention: James V. Adam, to facsimile number (612) 935-0468.
2.  Please mail the signed original of this page to Joseph P. von Meister, c/o
    T. R. WINSTON, 376 Main Street, Bedminster, NJ 07921.
3. Please follow carefully all the other subscription instructions contained in paragraph 1 of this Agreement.


Number of Shares subscribed for:
                                ----------------------

Total Amount of Payment:  $
                            --------------------------

                          SIGN AND DATE HERE:


SUBSCRIBER:
           -------------------------------------------
                     (Print Name of Subscriber)

By:
   -----------------------------   -------------------
            (Signature)                  (Date)

- ------------------------------------------------------
              (Street)                   (City)

- ------------------------------------------------------
               (State)                  (Zip Code)


- ------------------------------------------
     (Taxpayer Identification Number)

DELIVERY INSTRUCTIONS (delivery of certificate will be effected via DTC)

BANK OR CUSTODIAN                        DTC #
                  ----------------------      ---------

ACCOUNT NAME
            -------------------------------------------

INTERNAL ACCOUNT NUMBER
                        --------------------------

(If delivery of shares to multiple accounts over which you have discretion, please attach a schedule showing allocation, account name, social security number, DTC Number, custodian or bank name, and internal account number.)

MGI PHARMA, INC.


By:                                   ACCEPTED:  Date                 , 1996
   ------------------------------                     ----------------
Authorized Officer

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